Exhibit 5.1

September 2, 2005
Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, MA 02139

Re:     Registration Statement on Form S-3
Ladies and Gentleman:
This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) common stock, $0.001 par value per share (the “Common Stock”), of Idenix Pharmaceuticals, Inc. (the “Company”) which may be issued from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $150,000,000 (the “Company Shares”); and (ii) an aggregate of 942,507 shares of Common Stock (the “Stockholder Shares”; together with the Company shares, the “Shares”), registered on behalf of certain stockholders of the Company.
We are acting as counsel for the Company in connection with the registration for sale by the Company of the Stockholder Shares and the registration for resale of the Stockholder Shares. We have examined a signed copy of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of stockholders and the board of directors of the Company, as provided to us by the Company, the certificate of incorporation and by-laws of the Company, each as amended to date (collectively, the “Charter Documents”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
Our opinion below, insofar as it relates to the Stockholder Shares being fully paid, is based solely on an officer’s certificate of the Company, executed and delivered to us by an executive officer of the Company, confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.
We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Idenix Pharmaceuticals, Inc.
September 2, 2005

Based upon and subject to the foregoing, we are of the opinion that:
     1. The Company Shares, when (i) specifically authorized for issuance by the Company’s board of directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Company Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Company Shares has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, will be validly issued, fully paid and nonassessable.
     2. The Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.
It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Validity of the Shares.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
Wilmer Cutler Pickering
Hale and Dorr LLP

By:	/s/ Susan W. Murley
Susan W. Murley, Partner